Exclusive Interview with Leandro Iglesias, CEO of IQSTEL, Inc. (Symbol: IQSTD) Regarding Global Technology Small Share Structure Positioned to Benefit Shareholder Value via NASDAQ Uplisting and Strong Revenue Growth Aimed at $1 Billion by 2027

For more information on $IQST - $IQSTD visit: www.IQSTEL.com

New York, NY, May 8, 2025

IQSTEL Inc. (Symbol: IQSTD) is a U.S.-based multinational technology company in the final stages of becoming listed on Nasdaq. IQSTEL’s mission is to empower lives by delivering essential, technology-driven solutions that meet modern human needs.

IQSTEL believes that in today’s interconnected world, basic human aspirations—such as security, connection, opportunity, and growth—depend on reliable access to communication, financial tools, sustainable mobility, and intelligent services. Through its growing portfolio in telecommunications, fintech, cybersecurity, and AI, IQSTEL is building a platform that bridges the gap between innovation and inclusion, enabling people everywhere to thrive.

IQSTEL is strategically positioned to achieve $1 billion in revenue by 2027, driven by organic growth, targeted acquisitions, and the commercialization of innovative technology offerings.

IQSTEL Divisions and Offerings

Telecommunications Services Division (Communications):

Delivers robust solutions including VoIP, SMS, International Fiber-Optic Connectivity, and new telecommunications technologies.

Fintech Division (Financial Freedom):

Enables inclusive financial access with remittance services, mobile top-ups, a MasterCard debit card, U.S. bank accounts without SSN, and a secure mobile app designed for unbanked and underbanked populations.

Artificial Intelligence (AI) Services Division (Information and Content):

Provides next-generation AI engagement tools (airwe.ai), including a white-label 3D virtual assistant interface that supports customer service, entertainment, and transactional experiences across web and voice platforms.

Cybersecurity Services:

In partnership with Cycurion, IQSTEL now offers enterprise-grade cybersecurity, including 24/7 monitoring, threat detection, incident response, vulnerability assessments, and regulatory compliance solutions—supporting telecom and enterprise customers alike.

Strategic Developments

ItsBchain MOU – Value Creation for Shareholders:

IQSTEL also signed an MOU to sell its blockchain-focused subsidiary ItsBchain to Accredited Solutions, Inc. (ASII). As part of this transaction, $500,000 worth of ASII shares will be distributed directly to IQSTEL shareholders, reinforcing the company’s commitment to delivering tangible value and strategic returns to its investor base.

Strong Financial Results & Shareholder Value Growth:

On March 31, IQSTEL published its 2024 Shareholders Letter, highlighting a year of exceptional financial performance and strategic progress. The company reported $283.2 million in revenue, reflecting a 95.9% year-over-year increase, and a revenue per share of $1.40, marking a 66.7% improvement from the prior year. Total assets surged to $79 million, a 257% increase, and stockholders’ equity rose to $11.9 million, up 48% year-over-year. Most notably, stockholders’ equity per share increased by 25.4%, reflecting IQSTEL’s strong commitment to building long-term shareholder value. These milestones reinforce the company’s scalable growth model and clear trajectory toward becoming a profitable, $1 billion revenue company by 2027.

On May 7th, 2025 IQSTEL CEO Leandro Iglesias sat down with Corporate Ads to conduct the following detailed interview for the benefit of IQST shareholders and other investors. This transcript is exclusive to the distribution of the Corporate Ads awareness program.

Corporate Ads: IQSTEL has now been set up with a small share structure that is very beneficial to investors. Currently the Company has an Outstanding Share count of about 2.6 million which makes the stock very lean and free to move significantly in response to buying pressure from the market. With the advantage of this responsive share structure do you expect IQSTEL stock value to appreciate more rapidly than similarly prices equities in response to reports of the Company’s business plan success?

Leandro Iglesias: Absolutely. The current lean share structure—around 2.6 million outstanding shares—was intentionally designed as part of our reverse split strategy to enhance investor value and position the company for long-term growth. We believe a tight float may create a powerful dynamic where the stock would respond more efficiently to market demand and to the successful execution of our business plan.

As IQSTEL continues to deliver strong financial results, expands its high-margin service offerings, and advances toward a NASDAQ listing, we fully expect that any buying pressure could translate more directly into share price appreciation than in companies with bloated share structures.

This structure also aligns with our broader goal of attracting long-term, value-oriented investors, including institutions that appreciate the discipline behind maintaining a clean, high-integrity capital structure.

Corporate Ads: IQSTEL is being moved towards a NASDAQ uplisting from the OTC where the company’s stock has been listed. NASDAQ offers higher investor visibility, company validation due to its higher listing requirements and a much broader base of potential investors with higher capital levels. When IQSTEL is awarded its NASDAQ listing, do you expect a major change in shareholder base size and investment power to develop?

Leandro Iglesias: Yes, we expect a significant shift in both the size and quality of our shareholder base once IQSTEL is listed on NASDAQ. Being on NASDAQ gives us global visibility and makes our stock accessible to a much broader pool of international investors—something that was strategically important to us.

About four years ago, we experienced a strong wave of investor interest from the UK, driven by the availability of our stock on local trading platforms. However, when UK brokers restricted access to OTC-listed stocks, that investor flow was cut off—even though demand for IQSTEL remained strong. This is a common issue internationally: for many people outside the U.S., buying an OTC stock is complicated or simply not allowed.

A NASDAQ listing changes that completely. It opens the door for thousands of people around the world who already know our brand, use our services, or do business with us to finally invest with ease.

In addition, many family offices, institutional investors, and funds have internal restrictions that prevent them from investing in OTC-listed or sub-$3 stocks. Simply by being listed on NASDAQ, we immediately qualify for inclusion in their watchlists, and we believe this would have a profound impact on our visibility and capital access.

This is exactly where our investment bank partner, Alliance Global Partners, will play a key role helping us communicate IQSTEL’s growth strategy and $1 billion revenue vision to a global network of qualified investors, institutions, and strategic partners.

Corporate Ads: The IQSTEL move to NASDAQ is a direct listing, not raising capital as part of the uplisting because the Company already meets the required stockholders' equity requirement. This approach avoids dilution and preserves shareholder value. As a result, do you feel this make the IQSTEL listing a significantly better opportunity than other choices for NASDAQ investors?

Leandro Iglesias: Yes, we believe our NASDAQ direct listing represents a significantly better opportunity for investors compared to many traditional uplistings that involve immediate capital raises and accompanying dilution.

Our decision to pursue a direct listing was grounded in financial discipline and strategic intent. IQSTEL already meets the stockholders’ equity requirement to list on NASDAQ without raising new capital. This strong position allowed us to move forward without adding a new financing round that could create additional pressure on the stock or dilute existing shareholders.

Importantly, IQSTEL has only one lender with convertible notes maturing in 2026. That gives us breathing room and eliminates short-term pressure to convert and sell—a common issue in companies using convertible debt to uplist. We’ve built a long-standing, stable relationship with this investor, who is fully aligned with our long-term vision of becoming a $1 billion revenue company.

In contrast to uplistings where new investors often enter just to flip shares post-listing, we’ve chosen to maintain control and protect shareholder value. Our structure ensures that new NASDAQ investors are coming into a clean, tightly managed cap table, free from overhang, and with leadership and investors focused on long-term growth—not short-term exits.

This strategy reflects our confidence in the business and our commitment to responsible growth. We believe it offers NASDAQ investors a more stable, high-quality entry point into a company with a proven platform and clear path to a potential significant upside.

Corporate Ads: For 2024 IQSTEL reported $283 million in revenue or $1.40 per share, yet market capitalization remains at only about 10% of that figure. Do you feel this clear undervaluation is largely due to a lower level of investor interest in OTC listed equities in general and, will be likely self-correcting as a result the upcoming NASDAQ uplisting?

Leandro Iglesias: Yes, we believe the current undervaluation of IQSTEL is largely due to the limitations of the OTC market, where most of the institutional investors generally do not participate and retail investor visibility is constrained. IQSTEL has simply outgrown the OTC—we’ve become too big and too operationally sophisticated for a market that doesn’t reflect the full value of what we’ve built.

In 2024, IQSTEL reported $283 million in revenue, or $1.40 per share, yet our market capitalization remains at only about 10% of that figure. This kind of disconnect is not based on fundamentals—it’s based on market structure. That’s why we made the strategic decision to uplist to NASDAQ.

We are confident that, once listed on NASDAQ, we would gain the attention of institutional investors who have mandates that prohibit OTC investments, as well as a broader global retail audience that currently finds it difficult to access OTC stocks. IQSTEL has a very small float, which means even moderate interest from new investors could drive significant upward pressure on the stock, creating a powerful potential revaluation opportunity.

It’s also important to note that telecom companies listed on national exchanges often trade at or above 1.0x revenue, even when some of them are not profitable and growing at modest rates.

IQSTEL, by contrast, is delivering an exceptional growth rate of 96% year-over-year, backed by a proven revenue base, a scalable global business platform, and improving profitability. These are fundamentals that we believe the market will price more accurately once we are listed on a national exchange like NASDAQ.

Corporate Ads: IQSTEL has already demonstrated track record of improving year over year across key operational financial metrics including revenue, gross profit, EBITDA, and assets while growing at a very impressive rate of 96% year-over-year. This performance demonstrates consistent execution and the scalability of its business model. Can you quote us some of the most important financial highlights that the Company has been able to report to date?

Leandro Iglesias: Yes, IQSTEL has already established a solid track record of consistent year-over-year improvement across all key operational metrics—including revenue, gross profit, EBITDA, and total assets—while maintaining a remarkable 96% year-over-year growth rate. This performance is a direct reflection of both scalable execution and a disciplined, resilient business model.

Some of the most important financial highlights we’ve reported to date include our Preliminary Q1 2025 results:

• Net Revenue: $57.6 million, up 12% from $51.4 million in Q1 2024

• Gross Profit: $1.93 million, a 40% increase from $1.38 million in Q1 2024

• Gross Margin: Improved to 3.36%, up 25% from 2.68% in Q1 2024

• Adjusted EBITDA (Telecom Division): $593,604

We also reported $98.8 million in revenue for Q4 2024, demonstrating strong momentum entering 2025. Historically, IQSTEL’s second-half performance has significantly outpaced the first half, which gives us even more confidence in the growth ahead.

Beyond revenue and profitability, IQSTEL holds $79 million in assets—yet our market valuation continues to reflect only a small fraction of that. Even from a pure balance sheet perspective, the current valuation does not make sense. When you combine this with our operational performance, global business relationships, and upcoming NASDAQ listing, it becomes clear that the upside potential is not only compelling—it would be structural.

Corporate Ads: Comparable telecommunications and technology companies listed on NASDAQ and NYSE typically trade at revenue multiples starting at 1.0x, depending on factors such as growth outlook, profitability, market conditions, and industry subsector dynamics. How do you anticipate IQSTEL will perform for the balance of 2025 and beyond once the planned NASDAQ listing is achieved?

Leandro Iglesias: We believe IQSTEL is entering a transformational phase. Once the NASDAQ listing is achieved, we expect that the market will begin to value the company in line with other telecommunications and technology firms trading on national exchanges—where revenue multiples typically start at 1.0x, even for companies that are not profitable.

In contrast, IQSTEL is already delivering strong fundamentals: $283 million in revenue in 2024, a forecast of $340 million for 2025, growing gross margins, improving Adjusted EBITDA at the operating subsidiary level, and a solid asset base of $79 million. Yet, our valuation remains at just 0.07x revenue, highlighting a significant potential disconnect between market value and financial performance.

Looking ahead to the balance of 2025 and beyond, we expect:

• Continued revenue growth as we execute on our $340 million forecast

• Ongoing improvements in Adjusted EBITDA from our operating subsidiaries

• Margin expansion through the introduction of high-tech, high-margin offerings

• Greater visibility and credibility with global institutional and retail investors

• Enhanced access to strategic, higher-quality acquisitions that will act as catalysts in our journey toward achieving $1 billion in annual revenue

Being on NASDAQ doesn’t just improve visibility—it gives us the platform and reach to scale faster, attract better partners, and unlock long-term value that simply isn’t available in the OTC environment.

Corporate Ads: The IQSTEL business platform reflects years of technological development, and commercial trust-building, securing interconnection agreements with the largest telecommunications networks worldwide. IQSTEL has successfully built a global network of reliable customers and vendors, exchanging hundreds of millions of dollars annually. What will it require to maintain and further grow the global business landscape that the Company has developed?

Leandro Iglesias: Maintaining and expanding IQSTEL’s global business platform will require continued focus on technological execution, operational discipline, and long-term relationship management. However, it’s important to emphasize that what we’ve built could be extremely difficult to replicate.

Our platform is the result of years of technical integration and commercial trust-building, including securing interconnection agreements with the world’s largest telecom networks and establishing a global ecosystem of reliable customers and vendors, with hundreds of millions of dollars exchanged annually.

This high barrier to entry creates a foundation of stability in our operations. And from here, the opportunity is not just to maintain—it’s to scale efficiently. Our model is highly scalable: we could nearly double current revenue without a proportional increase in operating expenses. This means that as we grow, a significant portion of the gross profit has the potential to flow directly to the bottom line, potentially enhancing EBITDA and net income at an accelerated pace.

In short, the infrastructure is already in place. Our focus now is on leveraging that foundation to deliver profitable growth, expand our portfolio of high-margin services, and maximize the return on the platform we’ve built.

Corporate Ads: IQSTEL has projected a strategic roadmap to reach $1 billion in annual revenue by 2027. With a diversified portfolio spanning telecom, AI, fintech, and cybersecurity, operations in over 20 countries, and a team of 100 highly motivated and committed professionals. Is this still a realistic goal and for the Company infrastructure currently in place?

Leandro Iglesias: yes, we believe reaching $1 billion in annual revenue by 2027 is not only realistic—it’s a strategic target that becomes even more achievable once we are listed on NASDAQ.

With our current infrastructure—including a diversified portfolio spanning telecom, AI, fintech, and cybersecurity, operations across 20+ countries, and a team of 100 highly motivated and committed professionals—we have already laid the foundation for scalable growth.

Once on NASDAQ, the combination of:

• Growing revenue (projected at $340 million in 2025),

• Continued improvement in Adjusted EBITDA, and

• Enhanced market visibility and credibility

could drive a re-rating of our valuation toward industry benchmarks, where telecom and tech companies typically trade at revenue multiples starting at 1.0x.

Moreover, our tiny float creates a structure where any incremental investor interest could translate into exponential valuation momentum, especially as we continue to execute successfully and communicate our growth story more broadly to institutional investors.

So yes—with our platform in place and the NASDAQ listing as a catalyst, we view our $1 billion revenue goal as both realistic and within reach.

Corporate Ads: Thank you, Leandro Iglesias, President and CEO of IQSTEL. We look forward to speaking with you again in the future as all of your progress and plans move forward towards the goal of becoming a $1 billion company by 2027.

Media Contact:
Company: IQSTEL, Inc. (Symbol: IQST - IQSTD)
Contact: Leandro Iglesias, President and CEO
Email: investors@IQSTEL.com
Phone: +1 954-951-8191
Country: United States
Website: www.IQSTEL.com

DISCLAIMER: https://corporateads.com/disclaimer/

 Disclosure listed on the CorporateAds website

About IQSTEL Inc.

IQSTEL Inc. (OTCQX: IQSTD) is a multinational technology company offering cutting-edge solutions in Telecom, Fintech, Blockchain, Artificial Intelligence (AI), and Cybersecurity. Operating in 21 countries, IQSTEL delivers high-value, high-margin services to its extensive global customer base. IQSTEL projects $340 million in revenue for FY-2025, building on its strong business platform.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com